Exhibit 99.1

THE CHILDREN’S PLACE APPOINTS JOHN A. FRASCOTTI

TO ITS BOARD OF DIRECTORS

Secaucus, New Jersey – June 10, 2021 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that on June 9, 2021 the Company appointed John A. Frascotti to the Company’s Board of Directors. Mr. Frascotti will hold office until the annual meeting of stockholders of the Company to be held in 2022. Mr. Frascotti is an independent director under applicable SEC and Nasdaq rules.

Mr. Frascotti is a Special Advisor to Hasbro, Inc., and served as Hasbro’s President and Chief Operating Officer from 2018 until his retirement on March 31, 2021. Mr. Frascotti joined Hasbro in 2008 as Executive Vice President and Chief Marketing Officer, became President of Hasbro Brands in 2014, and became President of Hasbro in 2017. In 2018, he was also named Chief Operating Officer, and became a member of Hasbro’s Board of Directors. In those positions, Mr. Frascotti’s extensive expertise and leadership extended to brand building, omni-channel retail strategies, digital marketing, global supply chain management, investor relations and talent development.

Mr. Frascotti also served as chairman of Hasbro’s Diversity and Inclusion Executive Steering Committee and of Hasbro’s IP Security Committee, and as a member of Hasbro’s Global Information Systems Steering Committee. Under Mr. Frascotti’s leadership, Hasbro was recognized for 10 consecutive years as one of the “100 Best Corporate Citizens”, for 10 consecutive years as one of the “World’s Most Ethical Companies”, and as #9 of the “2019 Top 50 Best ESG Companies” in recognition of its activities regarding climate change, sustainability, diversity and inclusion, human rights and ethical sourcing, and transparency.

Before joining Hasbro, Mr. Frascotti served in several senior executive positions at Reebok International Ltd. and myteam.com. Mr. Frascotti is a member of the Board of Directors of Party City Holdings, Inc. and was a member of the Board of Directors of Discovery Family Channel, Ideal Industries, Corus Entertainment, the Toy Association, and the Hasbro Children’s Fund. Mr. Frascotti received his B.A. in Economics from Yale University, where he graduated Phi Beta Kappa and summa cum laude, and his JD, cum laude, from Harvard Law School.

“John is a proven leader with an exceptional track record as a senior executive in the consumer products and retail industries,” said Norman Matthews, Chairman of the Board.  “He brings a broad strategic and operational skillset to The Children’s Place Board.  His background, skills and experience will strengthen our Board and support the Company in the rapidly changing business environment in which we operate.”

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About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place,” and “Gymboree” brand names. As of May 1, 2021, the Company had 724 stores in the United States, Canada and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 213 international points of distribution in 19 countries.

Forward Looking Statements

This press release, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 30, 2021. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, or foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations, (201) 558-2440 ext. 14500

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